As filed with the Securities and Exchange Commission on May 2, 2016.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PTC Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2866152
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

140 Kendrick Street

Needham, Massachusetts 02494

(781) 370-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Aaron von Staats

Corporate Vice President, General Counsel & Secretary

PTC Inc.

140 Kendrick Street

Needham, Massachusetts 02494

(781) 370-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Matthew C. Dallett

Aileen C. Meehan

Locke Lord LLP

111 Huntington Avenue

Boston, Massachusetts 02199

(617) 239-0303

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per note	Proposed maximum aggregate offering price	Amount of registration fee
Debt Securities	(1)	(1)	(1)	(1)

(1)	An indeterminate aggregate initial offering price or number of debt securities of PTC Inc. is being registered pursuant to this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, PTC Inc. is deferring payment of the registration fee.

Prospectus

Debt securities

We may from time to time offer to sell the debt securities described in this prospectus, in one or more series. Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities, including the offering price, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the applicable prospectus supplement and this prospectus, along with the documents incorporated by reference herein and therein, prior to investing in our debt securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell the debt securities to or through underwriters, dealers and agents, or directly to purchasers. The names and compensation of any underwriters, dealers or agents involved in the sale of debt securities will be described in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any debt securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

In this prospectus, “PTC,” “we,” “us,” and “our” refer to PTC Inc., including, unless otherwise stated or the context otherwise requires, its subsidiaries.

Investing in these debt securities involves risks. You should carefully consider the information under “Risk factors” on page 4 of this prospectus as well as the risk factors contained in the applicable prospectus supplement and the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these debt securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 2, 2016.

i

About this prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under the shelf registration process, we may, at any time and from time to time, sell the debt securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that we may offer. Each time we offer debt securities using this prospectus, we will provide specific terms of the debt securities, including the offering price, in supplements to this prospectus. The prospectus supplements may also add to, update or change the information in this prospectus and will also describe the specific manner in which we will offer the debt securities. You should read the applicable prospectus supplement and this prospectus, along with the documents incorporated by reference herein and therein and described under the heading “Where you can find more information,” prior to investing in our debt securities. You should also read and consider the information set forth in the section entitled “Risk factors” in both the applicable prospectus supplement and this prospectus, and the documents incorporated by reference in the applicable prospectus supplement and this prospectus, before you make an investment decision.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

References in this prospectus to “PTC,” “the Company,” “we,” “us” and “our” refer to PTC Inc. and its subsidiaries, unless otherwise stated or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any person to provide you with any information or represent anything about us or this offering that is not contained or incorporated by reference in this prospectus. If given or made, any such other information or representation should not be relied upon as having been authorized by us. We are not making an offer to sell securities in any jurisdiction where an offer or sale is not permitted.

Under no circumstances should the delivery to you of this prospectus create any implication that the information contained in or incorporated by reference in this prospectus is correct as of any time after the date of this prospectus or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

PTC Inc.

PTC is a global provider of technology platforms and solutions, comprised of software and services, that enable our customers to transform the way they create, operate and service their products for a smart, connected world.

PTC generates revenue through the sale of software licenses, subscriptions (which include license access and support for a period of time and optional cloud services), support (which includes technical support and software updates when and if available), and services (which include consulting and implementation, training and cloud services). We derive most of our revenue from products and services sold directly by our sales force to end-user customers, while approximately 20% to 25% of our products and services are sold through third-parties.

Our Solutions and Software Products

Our solutions and software products address the challenges our customers face in the following areas:

Solutions group

Computer-Aided Design (CAD)	Application Lifecycle Management (ALM)
Our CAD products enable users to create conceptual and detailed designs, analyze designs, perform engineering calculations and leverage the information created downstream using 2D, 3D, parametric and direct modeling.	Our ALM products are designed for discrete manufacturers where coordination and collaboration between software and hardware teams is critical to understand product release readiness, support variant complexity, automate development processes, ensure complete lifecycle traceability and manage change.

Product Lifecycle Management (PLM)	Service Lifecycle Management (SLM)
Our PLM products are designed to address common challenges that companies, particularly manufacturing companies, face over the life of the product, from concept to retirement. These software products help customers manage product configuration information through each stage of the product lifecycle and communicate and collaborate across the entire enterprise, including product development, manufacturing and the supply chain, including sourcing and procurement.	Our SLM products help manufacturers and their service providers improve service efficiency and quality. These include capabilities to support product service and maintenance requirements, service information delivery, service parts planning and optimization, service knowledge management, and service analytics.

Technology Platform group

Our Technology Platform products allow manufacturers and their service providers to enable connectivity and optimize data intelligence for smart, connected products for the Internet of Things (“IoT”). Our solutions support the development of applications to gather, analyze and visualize product data, which in turn helps our customers design, operate and service smart, connected products.

Our market opportunities

We have adopted varied strategies to address the diverse growth opportunities for the markets we serve. We see greater opportunity for market growth in our Technology Platform solutions, followed by our SLM, PLM and ALM solutions.

Our investments in research and development

We invest heavily in research and development to improve the quality and expand the functionality of our products. Approximately one-third of our employees are dedicated to research and development initiatives conducted primarily in the United States, India and Israel.

Our company

We were incorporated in Massachusetts in 1985. Our principal executive offices are located at 140 Kendrick Street, Needham, Massachusetts 02494, and our telephone number at that address is (781) 370-5000. We maintain a website at www.ptc.com where general information about us is available. The information on or accessible through our website is not incorporated by reference into or otherwise made a part of this prospectus.

Risk factors

Investing in our debt securities involves risk. Prior to making a decision about investing in our debt securities, you should consider the risks described in the section entitled “Risk factors” in the applicable prospectus supplement and the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Any adverse effect on our business, financial condition, results of operations or prospects could result in a decline in the value of our debt securities and the loss of all or part of your investment.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our internet website is www.ptc.com and through the Investor Relations section of our website, you may access, free of charge, our filings, as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on or accessible through our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Copies of all or a portion of such materials can be obtained from the Public Reference Section of the SEC upon payment of prescribed fees. Please call the SEC at 1-800-SEC-0330 for further information. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

Incorporation by reference

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby or in any accompanying prospectus supplement):

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 23, 2015;

•	our Quarterly Report on Form 10-Q for the three months ended January 2, 2016, filed with the SEC on February 10, 2016;

•

our Current Reports on Form 8-K filed with the SEC on October 13, 2015, October 28, 2015, November 4, 2015, November 13, 2015, December 23, 2015, February 16, 2016, February 26, 2016 and March 2, 2016;

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on January 20, 2016, which are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, filed with the SEC on November 23, 2015; and

•

any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before the date that the offering of the debt securities by means of this prospectus is terminated.

You may request a copy of these filings, at no cost, by telephoning our Investor Relations department at (781) 370-5951 or writing us at:

Investor Relations PTC Inc. 140 Kendrick Street Needham, Massachusetts 02494

Cautionary statement regarding forward-looking statements

This prospectus and the documents we incorporate herein by reference contain disclosures that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, which can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should” and “continue,” including but not limited to statements about our anticipated financial results and growth, subscription adoption, the development of our products and markets, and anticipated tax rates. These forward-looking statements are based on our current plans and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: macroeconomic and/or global manufacturing climates may not improve or may deteriorate; customers may not purchase our solutions when or at the rates we expect; our businesses, including our Technology Platform and SLM businesses, may not expand and/or generate the revenue we expect; our market size and growth estimates may be incorrect and we may be unable to grow our business at or in excess of market growth rates; new products released and planned products, including Technology Platform-enabled core products, may not generate the revenue we expect or be released as we expect; foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense; the mix of revenue between license, subscription, support and professional services could be different than we expect, which could impact our earnings per share results and cash flows; our customers may purchase more of our solutions as subscriptions than we expect, which would adversely affect near-term revenue, operating margins and earnings per share; customers may not purchase subscriptions at the rate we expect, which could affect our longer-term business projections; sales of our solutions as subscriptions may not have the longer-term positive effect on revenue that we expect; our workforce realignment may adversely affect our operations and may not achieve the expense savings we expect; we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders and other uses of cash could preclude share repurchases; the settlements with the U.S. Securities and Exchange Commission and the U.S. Department of Justice to resolve our Foreign Corrupt Practices Act investigation in China (the “China FCPA Investigation”) may have collateral effects on our business in China, the U.S. or elsewhere; we may incur material damages in connection with a recently-filed securities law action concerning disclosures about the China FCPA Investigation; and material fines and penalties may be assessed against us in connection with the investigation by the China Administration for Industry and Commerce. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other important information about factors that may cause our actual results to differ materially from those contemplated by these statements is discussed under “Risk factors” in this prospectus, as well as in our latest Annual Report on Form 10-K, which is incorporated by reference herein.

Use of proceeds

Unless another use is specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the debt securities to which this prospectus relates will be used for general corporate purposes, including, but not limited to, repayment of debt, acquisitions, additions to working capital, capital expenditures, investments, contributions of capital to our subsidiaries, share repurchases, and redemptions of our debt securities. Pending any specific application, net proceeds may initially be temporarily invested in short-term marketable securities.

Ratio of earnings to fixed charges

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Three months ended		Year ended September 30,
	January 2, 2016	January 3, 2015
			2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	—(2)	5.9x	2.0x	9.8x	7.3x	7.8x	7.7x

(1)	The ratio of earnings to fixed charges is calculated by dividing earnings by fixed charges. For this purpose, “earnings” are determined by adding fixed charges to our income (loss) before income taxes. “Fixed charges” consists of interest expense on our indebtedness as well as the estimated interest component of rental expense under our operating lease commitments.
(2)	Our earnings were insufficient to cover our fixed charges during the three months ended January 2, 2016 by $19.5 million. Our loss before income taxes for the three months ended January 2, 2016 included a $37.1 million restructuring charge.

Description of securities

We may from time to time offer debt securities in one or more offerings. Any debt securities that we offer by this prospectus and an accompanying prospectus supplement will be issued under an indenture to be entered into by PTC and The Bank of New York Mellon, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The form of the indenture has been filed as an exhibit to the registration statement for these debt securities that we have filed with the SEC.

General

In this section entitled “Description of securities,” when we refer to “PTC,” “the Company,” “we,” “our” or “us,” we are referring to PTC Inc., as issuer of the debt securities, and we do not include any of PTC’s subsidiaries.

This prospectus describes certain general terms and provisions of the debt securities. When we offer to sell the debt securities, we will describe the specific terms of the debt securities in a supplement to this prospectus.

Governing law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the trustee

The Bank of New York Mellon is the trustee under the indenture. You should note that if the trustee becomes a creditor of PTC, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates, including certain of our subsidiaries. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee indemnity or security satisfactory to it.

Plan of distribution

We may sell the debt securities from time to time in one or more of the following ways:

•	through underwriters or dealers;

•	directly to one or more purchasers;

•	through agents; or

•	through a combination of any such methods of sale.

The prospectus supplement with respect to the offered debt securities will set forth the terms of the offering, including:

•	the name or names of any underwriters or agents;

•	the purchase price of the offered debt securities and the proceeds to us from their sale;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

•	any underwriting discounts or sales agents’ commissions and other items constituting underwriters’ or agents’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which those debt securities may be listed; and

•	any other material terms of the debt securities.

Only underwriters or agents named in the accompanying prospectus supplement are deemed to be underwriters or agents in connection with the debt securities offered thereby.

If underwriters are used in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase those debt securities will be subject to certain conditions precedent, and unless otherwise specified in the accompanying prospectus supplement, the underwriters will be obligated to purchase all the debt securities of the series offered by such accompanying prospectus supplement relating to that series if any of such debt securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also sell debt securities directly or through agents we designate from time to time. Any agent involved in the offering and sale of the offered debt securities will be named in the accompanying prospectus supplement, and any commissions payable by us to that agent will be set forth in the accompanying prospectus supplement. Unless otherwise indicated in such accompanying prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in an accompanying prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by certain institutional investors to purchase debt securities, which offers provide for payment and delivery on a future date specified in such accompanying prospectus supplement. There may be limitations on the minimum amount that may be purchased by any such institutional investor or on the portion of the aggregate principal amount of the particular debt securities that may be sold pursuant to these arrangements.

Institutional investors to which offers may be made, when authorized, include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and such other institutions as may be approved by us. The obligations of any purchasers pursuant to delayed delivery and payment arrangements will only be subject to the following two conditions:

•

the purchase by an institution of the particular debt securities will not, at the time of delivery, be prohibited under the laws of any jurisdiction in the United States to which that institution is subject; and

•

if the particular debt securities are being sold to underwriters, we will have sold to those underwriters the total principal amount or number of those debt securities less the principal amount or number thereof, as the case may be, covered by such arrangements.

Underwriters will not have any responsibility in respect of the validity of these arrangements or the performance by us or institutional investors thereunder.

Legal matters

Unless otherwise specified in the prospectus supplement accompanying this prospectus, Locke Lord LLP will provide an opinion regarding the validity of the debt securities and any underwriters, agents or dealers will be advised about the validity of the debt securities by their own counsel named in the applicable prospectus supplement.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of PTC Inc. for the year ended September 30, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14. Other expenses of issuance and distribution

The expenses payable by us in connection with the securities being registered are as follows:

Amount
SEC registration fee	$	*
Accounting fees and expenses		**
Legal fees and expenses		**
Printing and photocopying expenses		**
Miscellaneous expenses (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)		**

Total	$	**

*	PTC Inc. is registering an indeterminate amount of debt securities under this registration statement. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, PTC Inc. is deferring payment of any registration fee until the time the debt securities are sold under this registration statement pursuant to a prospectus supplement.

**	Information regarding offering expenses is not currently known. The foregoing sets forth the general categories of expenses (other than underwriting compensation) that we anticipate we will incur in connection with the offering of debt securities under this registration statement. An estimate of our expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of directors and officers

PTC Inc. is incorporated in Massachusetts. As permitted by the Massachusetts Business Corporation Act (“MBCA”), PTC’s Articles of Organization provide that no director shall have personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director except to the extent that such exculpation is not permitted under the MBCA. Accordingly, PTC’s Articles of Organization do not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for improper distributions to the stockholders or (d) for any transaction from which the director derived an improper personal benefit.

As also permitted by the MBCA, PTC’s Articles of Organization provide that PTC shall indemnify each person who was or is a party or is threatened to be made a party to a legal proceeding because of his or her status as a director or officer of PTC, or who serves at PTC’s request as a director or officer of another organization or in any capacity with respect to an employee benefit plan of PTC, against all expenses, judgments and fines, including amounts paid in settlement, incurred by him or her in connection with such proceeding unless in any proceeding it shall have been finally adjudicated, or it has otherwise been determined, that such person did not act in good faith in the reasonable belief that his or her action was in the best interest of PTC or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Furthermore, the MBCA would not permit such indemnification in the case of a criminal proceeding unless such person had no reasonable cause to believe his or her conduct in the matter was unlawful. Such indemnification shall include payment by PTC of expenses incurred in defending any such proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the person indemnified to repay such advance if he or she shall be adjudicated to be not entitled to indemnification, which undertaking may be accepted without reference to the financial ability of such person to make repayment. PTC’s Articles of Organization contain certain procedural and other provisions that provide additional protection for persons seeking indemnification.

The indemnification provided for in PTC’s Articles of Organization is not exclusive of any other rights to indemnification to which a director or officer may be entitled, shall continue as to an indemnitee who has ceased to be a director or officer, and inures to the benefit of the estate, heirs, executors, and administrators of such a person. PTC is also specifically authorized to enter into agreements with officers and directors providing indemnification rights and procedures different from those set forth in the Articles of Organization.

The MBCA mandates indemnification for reasonable expenses, regardless of whether an individual has met a particular standard of conduct, in connection with proceedings in which a director or officer is wholly successful, on the merits or otherwise. Furthermore, the MBCA provides that a court may direct a corporation to indemnify a director or officer if the court determines that it is fair and reasonable to indemnify such person regardless of whether he or she met the relevant standard of conduct.

Item 16. Exhibits

See the Exhibit Index immediately following the signature pages hereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Commonwealth of Massachusetts, on May 2, 2016.

PTC INC.

By:	/s/ James E. Heppelmann
James E. Heppelmann
President and Chief Executive Officer

Power of attorney

We, the undersigned officers and directors of PTC Inc., hereby severally constitute and appoint Andrew D. Miller and Aaron von Staats, Esq., and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution to them in any and all capacities, to sign and file any and all amendments to this registration statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462 registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James E. Heppelmann James E. Heppelmann	President and Chief Executive Officer (Principal Executive Officer), Director	May 2, 2016

/s/ Andrew D. Miller Andrew D. Miller	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 2, 2016

/s/ Janice D. Chaffin Janice D. Chaffin	Director	May 2, 2016

/s/ Phillip Fernandez Phillip Fernandez	Director	May 2, 2016

/s/ Donald K. Grierson Donald K. Grierson	Director	May 2, 2016

/s/ Klaus Hoehn Klaus Hoehn	Director	May 2, 2016

/s/ Paul A. Lacy Paul A. Lacy	Director	May 2, 2016

Signature	Title	Date

/s/ Robert P. Schechter Robert P. Schechter	Director	May 2, 2016

/s/ Renato Zambonini Renato Zambonini	Director	May 2, 2016

Exhibit index

Exhibit no.	Description

1.1§	Form of Underwriting Agreement.

3.1	Restated Articles of Organization of PTC Inc. adopted August 4, 2015 (filed as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended September 30, 2015 (File No. 000-18059) and incorporated herein by reference).

3.2	By-laws, as amended and restated, of PTC Inc. (filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2014 (File No. 000-18059) and incorporated herein by reference).

4.1*	Form of Indenture.

4.2§	Form of Debt Security.

5.1*	Opinion of Locke Lord LLP as to legality of securities being registered.

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Locke Lord LLP (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1*	Powers of Attorney (set forth on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939.

*	Filed herewith

§	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.